As filed with the Securities and Exchange Commission on August 8, 2023

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Gogo Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	98-1567584
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

105 Edgeview Dr., Suite 300

Broomfield, Colorado 80021

(Address of Principal Executive Offices)(Zip Code)

Second Amended and Restated Gogo Inc. 2016 Omnibus Incentive Plan

(Full title of the plan)

Crystal Gordon

Executive Vice President and General Counsel

105 Edgeview Dr., Suite 300

Broomfield, CO 80021

(Name and address of agent for service)

(303) 301-3271

(Telephone number, including area code, of agent for service)

Copies to:

A.J. Ericksen

Scott Levi

White & Case LLP

609 Main Street, Suite 2900

Houston, TX 77002

Telephone: (713) 496-9700

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐	Smaller reporting company	☐

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

EXPLANATORY NOTE

Gogo Inc. (the “Company”) is filing this registration statement on Form S-8 (this “Registration Statement”) solely for the purpose of registering an additional 5,525,000 shares of common stock, par value $0.0001 per share (“Common Stock”), authorized for issuance under the Second Amended and Restated Gogo Inc. 2016 Omnibus Incentive Plan (the “Second Restated 2016 Plan”), which was previously approved by shareholders as an amendment to the Amended and Restated Gogo Inc. 2016 Omnibus Incentive Plan (the “Restated 2016 Plan”). Except for the increase in the number of shares available for grant, the Second Restated 2016 Plan is identical to the Restated 2016 Plan. Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement also includes an indeterminate number of additional shares of Common Stock that may become issuable under the Second Restated 2016 Plan by reason of anti-dilution and other adjustments.

Pursuant to General Instruction E of Form S-8, this Registration Statement hereby incorporates by reference the contents of the Company’s registration statements on Form S-8 for the Restated 2016 Plan (File No. 333-225716 and File No. 333-212072) previously filed with the Securities and Exchange Commission (the “SEC”), and the information required by Part II is omitted, except as supplemented by the information set forth below.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Item 1. Plan Information.*

Item 2. Registrant Information and Employee Plan Annual Information.*

*

The information specified in Items 1 and 2 of Part I of Form S-8 is omitted from this Registration Statement in accordance with the provisions of Rule 428 under the Securities Act and the introductory note to Part I of Form S-8. The documents containing the information specified in Part I of this Registration Statement will be sent or given to each plan participant, as applicable, as required by Rule 428(b) under the Securities Act. Such documents are not required to be and are not being filed with the SEC, either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424 under the Securities Act. These documents and the documents incorporated by reference in this Registration Statement pursuant to Item 3 of Part II of this Registration Statement, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.

I-1

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

The Company hereby incorporates by reference in this Registration Statement the following:

•

the Annual Report on Form 10-K for the period ended December 31, 2022, filed by the Company with the SEC on February 28, 2023 (the “Annual Report”), including the portions of the Company’s Definitive Proxy Statement on Schedule 14A filed on April 27, 2023, that are incorporated by reference in the Annual Report;

•	the Quarterly Report on Form 10-Q for the period ended March 31, 2023, filed by the Company with the SEC on May 3, 2023;
•	the Quarterly Report on Form 10-Q for the period ended June 30, 2023, filed by the Company with the SEC on August 7, 2023;

•	the Current Reports on Form 8-K, filed with the SEC on February 14, 2023; May 2, 2023; June 9, 2023; and August 2, 2023; and

•

the description of the Company’s Common Stock contained in Exhibit 4.3 to the Company’s Annual Report on Form 10-K for the year ended December 31, 2022, filed by the Company with the SEC on February 28, 2023, including any amendment or report filed to update such description.

All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) prior to the filing of a post-effective amendment to which this Registration Statement relates, which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing or furnishing of such documents.

Any statement contained herein or in a document, all or a portion of which is incorporated or deemed to be incorporated by reference herein, shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Notwithstanding the foregoing, no information is incorporated by reference in this Registration Statement where such information under applicable forms and regulations of the SEC is not deemed to be “filed” under Section 18 of the Exchange Act or otherwise subject to the liabilities of that section, unless the report or filing containing such information indicates that the information therein is to be considered “filed” under the Exchange Act or is to be incorporated by reference in this Registration Statement.

II-2

Item 8. Exhibits.

Exhibit Number	Exhibit Description
4.1	Third Amended and Restated Certificate of Incorporation (incorporated by reference to Exhibit 3.1 to Form 10-Q filed on August 7, 2013 (File No. 001-35975)).

4.2	Amended and Restated Bylaws (incorporated by reference to Exhibit 3.2 to Form 10-Q filed on August 7, 2013 (File No. 001-35975)).

4.3

Certificate of Designations of Series A Preferred Stock of Gogo Inc., as filed with the Secretary of State of the State of Delaware on September 23, 2020 (incorporated by reference to Exhibit 3.1 to Form 8-K filed on September 23, 2020 (File No. 001-35975)).

4.4	Form of Common Stock Certificate (incorporated by reference to Exhibit 4.1 to Gogo Inc. Registration Statement on Form S-1 (File No. 333-178727)).

4.5

Section 382 Rights Agreement, dated as of September 23, 2020, between Gogo Inc. and Computershare Trust Company, N.A., as rights agent (incorporated by reference to Exhibit 4.1 to Form 8-K filed on September 23, 2020 (File No. 001-35975)).

4.6	Amendment No. 1 to Section 382 Rights Agreement, dated as of December 27, 2022, by and between Gogo Inc. and Computershare Trust Company, N.A., as rights agent.

4.7	Second Amended and Restated Gogo Inc. 2016 Omnibus Incentive Plan (incorporated by reference to Exhibit 10.4.1 to Form 10-Q filed on August 5, 2022 (File No. 001-35975)).
4.8

Form of Restricted Stock Unit Agreement for Second Amended and Restated Gogo Inc. 2016 Omnibus Incentive Plan (incorporated by reference to Exhibit 10.402 to Form 10-Q filed on November 3, 2022 (File No. 001-35975)).

5.1*	Opinion of White & Case LLP with respect to the legality of the Common Stock being registered.

23.1*	Consent of Independent Registered Public Accounting Firm – Deloitte & Touche LLP.

23.2*	Consent of White & Case LLP (included in Exhibit 5.1 to this Registration Statement).

24.1*	Power of Attorney of certain officers and directors (included on the signature page to this Registration Statement).

107*	Filing Fee Table.

* Filed herewith.

II-3

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Bloomfield, State of Colorado on the 8th day of August, 2023.

GOGO INC.

By:	/s/ Jessica J. Betjemann
Name:	Jessica J. Betjemann
Title:	Chief Financial Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each of the undersigned constitutes and appoints each of Oakleigh Thorne, Jessica G. Betjemann and Crystal Gordon, each acting alone, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for such person and in his or her name, place and stead, in any and all capacities, to sign this Registration Statement on Form S-8 and all post-effective amendments thereto, of Gogo Inc., and to file the same, with all exhibits thereto, and other document in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, each acting alone, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming that any such attorney-in-fact and agent, or such attorney-in-fact and agent’s substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title of Capacities	Date

/s/ Oakleigh Thorne	Chief Executive Officer and Chair of the Board of Directors	August 8, 2023
Oakleigh Thorne	(Principal Executive Officer)

/s/ Jessica G. Betjemann	Executive Vice President and Chief Financial Officer	August 8, 2023
Jessica G. Betjemann	(Principal Financial Officer)

/s/ Leigh Goldfine	Vice President, Controller and Chief Accounting Officer	August 8, 2023
Leigh Goldfine	(Principal Accounting Officer)

/s/ Michael Abad-Santos	Director	August 8, 2023
Michael Abad-Santos

/s/ Mark Anderson	Director	August 8, 2023
Mark Anderson

/s/ Robert R. Crandall	Director	August 8, 2023
Robert R. Crandall

/s/ Hugh W. Jones	Director	August 8, 2023
Hugh W. Jones

/s/ Michele Coleman Mayes	Director	August 8, 2023
Michele Coleman Mayes

/s/ Robert H. Mundheim	Director	August 8, 2023
Robert H. Mundheim

/s/ Christopher D. Payne	Director	August 8, 2023
Christopher D. Payne

/s/ Charles C. Townsend	Director	August 8, 2023
Charles C. Townsend

/s/ Harris H. Williams	Director	August 8, 2023
Harris H. Williams